UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

Affirmative Insurance Holdings, Inc.

(Exact name of registrant as specified in its charter)
Delaware	000-50795	75-2770432
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 SOJOURN DRIVE, SUITE 500 ADDISON TX	75001
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (972) 728-6300

________________________________________________________________________________

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Registrant, Affirmative Insurance Holdings, Inc. (Nasdaq: AFFM), a distributor and producer of non-standard personal automobile insurance, today announced its intent to enter into a proposed Second Amendment to the $220 million senior secured credit facility (the "Facility") it entered into on January 31, 2007, which Facility was provided by a syndicate of lenders, including Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent. The proposed Second Amendment is subject to the approval of a majority of the lenders under the Facility. A copy of the proposed "Second Amendment to Credit Agreement" setting forth substantially all of the contemplated amendments to the terms of the Facility is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Proposed (DRAFT COPY) of Second Amendment to Credit Agreement between the Registrant, certain lenders to be a party thereto, Credit Suisse, Cayman Islands Branch, as Administrative Agent and Collateral Agent, and The Frost National Bank, as Issuing Bank and Swingline Lender.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Affirmative Insurance Holdings, Inc. (Registrant)
January 24, 2008 (Date)	/s/ JOSEPH G. FISHER Joseph G. Fisher Senior Vice President and General Counsel